Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in Premier Exhibitions, Inc. Registration Statement No. 333-148756 and No. 333-177914 on Form S-3 and Nos. 333-184554, 333-161389, 333-140477 and 333-138534 on Form S-8 of our report dated July 6, 2012, relating to the December 31, 2011 and 2010 carve-out financial statements of Arts and Exhibitions International, LLC appearing in this Current Report on Form 8-K/A of Premier Exhibitions, Inc.

/s/ Cherry Bekaert LLP (formerly Cherry, Bekaert & Holland L.L.P.)

Atlanta, Georgia

May 29, 2013